CERTIFICATE OF INCORPORATION

                                       OF

                            WILON ENERGY GROUP, INC.

                                    ARTICLE I
                                      Name

     The name of the Corporation is Wilon Energy Group, Inc.

                                   ARTICLE II
                           Registered Office and Agent

     The address of its registered office in the State of Delaware is Trolley Square, Suite 26 C, Wilmington, County of Newcastle, State of Delaware. The name of its registered agent at such address is Inc. Plan (USA), Inc.

                                   ARTICLE III
                                    Purposes

     The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  Capital Stock

A. Number and Designation. The Corporation shall have authority to issue 60 million shares of capital stock, of which 50 million shall be shares of common stock, par value $0.001 per share ("Common Stock") and 10 million shall be shares of preferred stock, par value $0.001 per share ("Preferred Stock"). Upon payment of consideration such shares shall be deemed to be fully paid and nonassessable.

B. Common Stock. Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

C. Serial Preferred Stock. The board of directors of the Corporation is authorized, by resolution from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions.


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                                    ARTICLE V
                              Repurchase of Shares

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                   ARTICLE VI
                                  Stockholders

A. Action by Written Consent. Action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, only by the vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

B. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the holders of not less than 1/2 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

C. Place of Meetings. Meetings of stockholders may be held at such place as the by-laws may provide.

                                   ARTICLE VII
                      Notice for Nominations and Proposals

     Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors.

                                  ARTICLE VIII
                                    Directors

A. Number. The number of directors of the Corporation shall be such number, not less than one nor more than nine (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

B. Directors Elected by Preferred Stockholders. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the maximum number of directors fixed as provided in this Article VIII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                   ARTICLE IX
                              Removal of Directors

     Notwithstanding any other provision of this Certificate or the by-laws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article IX shall not apply with respect to the director or directors elected by holders of preferred stock.

                                    ARTICLE X
                                 Indemnification

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article X. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this
Article X shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the by-laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.


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                                   ARTICLE XI
                       Limitations on Directors' Liability

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XII
                              Amendment of By-laws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the by-laws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the by-laws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the by-laws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                  ARTICLE XIII
                    Amendment of Certificate of Incorporation

     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VII, VIII, IX, X, XI, XII and this Article XIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 2/3 of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE XIV
                                  INCORPORATOR

     The name and address of the incorporator is:

         Caroline Quigley
         Trolley Square
         Suite 26 C
         Wilmington, DE  19806

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of May, 2003.



                                  /s/Caroline Quigley
                                  -------------------
                                  Caroline Quigley,
                                  Incorporator